Exhibit 99.1
Ovid Therapeutics Reports Business Updates and Second Quarter 2026 Financial Results
•First-ever oral direct KCC2 activator, OV4071, advancing in an ongoing Phase 1 study
•Initiated Phase 2 proof-of-concept and photosensitivity studies for OV329, a next-generation GABA-AT inhibitor
•A newly-formed portfolio company with funds advised by Perceptive Advisors acquired global rights to soticlestat; Ovid secured equity in the company and the potential to receive regulatory and sales milestone payments and royalties upon success
•Strengthened executive leadership team with appointment of Kevin Norrett as Chief Business Officer and Eliseo Salinas, MD, as Executive R&D Advisor
•Cash, cash equivalents and marketable securities were $169.8 million as of June 30, 2026; expected financial runway into 2029
NEW YORK, August 13, 2026 – Ovid Therapeutics Inc. (Nasdaq: OVID), a biopharmaceutical company dedicated to pioneering better, gentler medicines for brain disorders with significant unmet need, today provided business updates including financial results for the second quarter ended June 30, 2026.
“Ovid is focused on the execution of multiple near-term clinical, proof-of-concept studies across our differentiated pipeline,” said Meg Alexander, President and Chief Executive Officer. “Our team is well positioned to realize the potential of KCC2 direct activation and GABA aminotransferase inhibition for many intractable disorders of the brain. Additionally, through the recent transaction with Perceptive Advisors and Takeda, Ovid has the potential to realize value from our interests in soticlestat, which may provide future capital to Ovid and most importantly, advance a meaningful therapy to epilepsy patients who can benefit.”
PIPELINE AND BUSINESS UPDATES
KCC2 direct activator portfolio:
OV4071 advancing in Phase 1 study: Ovid continues to progress OV4071 through an ongoing Phase 1 study in healthy volunteers. The Phase 1 study is intended to characterize the safety, tolerability,

pharmacokinetics and pharmacodynamics of this first-ever oral direct potassium-chloride cotransporter 2 (KCC2) activator. Data from the study are expected to support initiation of a Phase 2 proof-of-concept study in acute schizophrenia in 2027 and provide insights into future development across additional high-value central nervous system (CNS) indications. A growing body of pharmacodynamic and translational data demonstrates OV4071’s ability to restore excitatory/inhibitory (E/I) balance across more than 40 disease models, including psychosis, cognition and behavioral dysfunction with results meeting or exceeding marketed traditional antipsychotics. In preclinical studies, OV4071 also demonstrated favorable properties and no evidence of sedation. OV4071 is supported by a translational biomarker strategy designed to help guide and de-risk clinical development.
•Ketamine challenge study: Building on the encouraging Phase 1 results thus far and as a part of the clinical development plan, Ovid intends to initiate a ketamine challenge study of OV4071 in the second half of 2026 to further characterize potential pharmacodynamic effects and proof-of-mechanism using electrophysiology and biomarkers. The study is designed to reproduce biological and neurotransmitter surges of glutamate and dopamine in a healthy volunteer to assess key biomarkers relevant to schizophrenia and other potential indications.
•KCC2 portfolio expansion; advancing next-generation compounds to support broad CNS therapeutic potential: Ovid has a discovery engine focused on identifying novel KCC2 direct activator molecules that are amenable for oral and injectable administration and moving them into IND-enabling studies.
OV329 next-generation GABA-AT inhibitor: Phase 2 initiated with proof-of-concept studies underway, supporting continued development across multiple seizure disorders
Ovid continues to advance OV329, its next-generation 4-aminobutyrate aminotransferase (GABA-AT) inhibitor, through proof-of-concept studies designed to establish the program's clinical potential across multiple seizure disorders. OV329 acts as a GABA-AT inhibitor and this represents a mechanism of action that has been previously validated in multiple seizure disorders. Building upon robust cortical inhibition that was established in human healthy volunteers, the Company is expanding development into multiple indications, including treatment-resistant focal onset seizures (FOS), tuberous sclerosis complex (TSC)-associated seizures and infantile spasms (IS).
•Initiated Phase 2 randomized, placebo-controlled study evaluating efficacy, safety and tolerability in treatment-resistant FOS: Ovid has received regulatory clearance across multiple regions and has initiated the dose-confirmatory study to evaluate seizure reduction efficacy, safety and tolerability of OV329 in people living with treatment-resistant FOS. This global study is designed with registrational-level rigor to potentially support multiple future seizure indications for OV329. The study is anticipated to be completed in the second half of 2027.
•Exploratory proof-of-mechanism photosensitivity study: Ovid has received regulatory clearances and has initiated a photo stimulation study to evaluate the anti-convulsant effect of multiple potential doses of OV329. The Company intends to test three doses of OV329, including 5, 7 and 9 milligrams, and anticipates results near year end 2026.
•Proof-of-concept studies in developmental epileptic encephalopathies (DEEs), TSC and IS: Ovid is in the process of initiating development programs for OV329 to assess proof of safety and anti-convulsant effect in TSC-associated seizures and IS using a weight-based pediatric formulation, which is independent from the adult fixed-dose tablets being tested in

FOS. The Company expects to initiate a proof-of-concept safety and signal-finding study in the fourth quarter of 2026 to evaluate OV329 in patients with TSC-associated seizures. This study will help inform the dosing strategy for a subsequent study in IS, which is anticipated to commence in 2027. GABA-AT inhibition has previously been established as an effective mechanism of action in these DEEs, and OV329 is designed to be a GABA-AT inhibitor with a favorable safety, tolerability and efficacy profile.
BUSINESS STRATEGY AND CORPORATE UPDATES
Recent Events
Strengthened leadership team: In July 2026, Ovid strengthened its executive leadership team to support the Company’s next phase of development. Kevin Norrett, MS, MBA, was appointed Chief Business Officer to lead business and corporate development and strategic partnerships. Charles Carter, MS, MBA, was promoted to Chief Financial Officer, succeeding Jeffrey Rona, who will remain an advisor to the Company through the end of 2027. Eliseo Salinas, MD, MSc, joined as Executive R&D Advisor, providing strategic and operational guidance for the Company’s research and development programs, and Victoria Fort was promoted to Chief Strategy Officer, leading enterprise strategy, investor relations and operational growth initiatives.
Appointed additional board director: In June 2026, Ovid appointed Anna Greka, MD, PhD, a globally recognized physician-scientist, academic leader and biotech entrepreneur, to its Board of Directors. Dr. Greka chairs Ovid’s Science and Technology Committee and serves as a member of the Compensation Committee.
Potential monetization of soticlestat interests: Ovid and Takeda assigned global intellectual property rights in soticlestat to a new privately held company (“NewCo”) launched by Perceptive Advisors to develop and commercialize the program for all potential indications, including developmental and epileptic encephalopathies, such as Dravet syndrome. Ovid has always believed in soticlestat’s potential to meaningfully improve the treatment paradigm for people with rare epilepsies, and NewCo was launched to carry this program forward with the focus and resources needed to reach these patients who are currently underserved by existing therapies. As part of the transaction, Ovid is eligible to receive up to $294.5 million in potential clinical, regulatory and commercial milestone payments, a portion of which is payable to Ligand under Ovid’s previously disclosed, royalty monetization agreement, as amended; and may receive low- to mid-single digit royalties on net sales of soticlestat if commercialized. Soticlestat has received Orphan Drug and Rare Pediatric Disease designation from the U.S. Food and Drug Administration.
In April 2026, the Series A warrants issued by the Company in connection with its October 2025 private placement expired. The aggregate number of common shares underlying the Series A warrants was 38,481,325, and investors elected to exercise the warrants into 33,597,860 shares of the Company’s common stock for $1.40 per share and 4,883,465 pre-funded warrants for $1.399 per share, resulting in proceeds to the Company of approximately $53.9 million.
Second Quarter 2026 Financial Results
•Cash, cash equivalents and marketable securities as of June 30, 2026 totaled $169.8 million.
•Research and development expenses were $10.0 million for the second quarter ended June 30, 2026, compared to $6.5 million for the same period in 2025. The increase is primarily related to elevated preclinical and clinical study activities on the OV329 and OV4071 programs.

•General and administrative expenses were $6.5 million for the second quarter ended June 30, 2026, as compared to $4.9 million for the same period in 2025. The increase between the periods was comprised of accounting and audit, legal, business development and other professional fees, offset by a decrease in payroll and related expenses resulting from lower headcount between the periods as well as recognition of approximately $0.4 million of severance and talent acquisition costs in the quarter ended June 30, 2025.
•Total operating expenses were $16.4 million for the second quarter ended June 30, 2026, as compared to $11.3 million for the same period in 2025.
•Ovid reported a net loss of $15.0 million, or basic and diluted net loss per share attributable to common stockholders of $0.08, for the three months ended June 30, 2026, as compared to a net loss of $4.7 million, or basic and diluted net loss per share attributable to common stockholders of $0.06, for the same period in 2025.
About Ovid Therapeutics
Ovid Therapeutics Inc. is a New York-based biopharmaceutical company dedicated to pioneering better, gentler medicines for the brain. The Company discovers and develops differentiated, small molecule medicines for neurological and neuropsychiatric disorders with significant unmet need. Ovid is developing: OV329, a next-generation GABA-aminotransferase inhibitor, as a potential therapy for treatment-resistant FOS and DEEs, including TSC and IS; and OV4071 and others within a library of compounds that directly activate the KCC2 transporter, for multiple CNS disorders. For more information about these and other Ovid research programs, please visit www.ovidrx.com.
Forward-Looking Statements
This press release includes certain disclosures by Ovid that contain “forward-looking statements” including, without limitation, statements regarding the expected timing of initiation, completion and results and data of Ovid’s ongoing and planned clinical studies; the reproducibility and durability of any favorable results initially seen to date in clinical trials; the potential use and development of OV4071, other compounds from Ovid’s library of direct activators of KCC2 and OV329; the potential opportunity for soticlestat, including the potential to receive milestone payments and royalties upon success; Ovid’s expectations regarding the duration of its cash runway and the expectation that it will support Ovid’s operations and development programs; the potential opportunity and ability to achieve full therapeutic potential of OV4071, other compounds from Ovid’s library of direct activators of KCC2 and OV329; Ovid’s clinical pipeline strategy and plans for future clinical studies; and other statements that are not historical fact. You can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plan,” “potentially,” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, impediments to Ovid’s ability to achieve expected benefits of cost-savings efforts, risks related to Ovid’s ability to achieve its financial objectives, and the risk that Ovid may not be able to realize the intended benefits of its business strategy. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and in subsequent and future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.
Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except share and per share data)	For The Three Months Ended June 30, 2026	For The Three Months Ended June 30, 2025
Revenue:
License and other revenue	$733	$6,272
Total revenue	733	6,272
Operating expenses:
Research and development	9,957	6,465
General and administrative	6,474	4,880
Total operating expenses	16,431	11,345
Loss from operations	(15,698)	(5,073)
Other income (expense), net	689	389
Loss before provision for income taxes	(15,009)	(4,684)
Provision for income taxes	—	—
Net loss	$(15,009)	$(4,684)
Net loss per share of Series A preferred stock, basic and diluted	$—	$(64.73)
Weighted-average Series A preferred stock shares outstanding, basic and diluted	—	1,250
Net loss per share of common stock, basic and diluted	$(0.08)	$(0.06)
Weighted-average common stock shares outstanding, basic and diluted	197,453,293	71,109,514
Select Condensed Consolidated Balance Sheet Data
Unaudited

(in thousands)	June 30, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$169,769	$90,447
Working capital(1)	113,636	66,080
Total assets	231,973	150,934
Total stockholders’ equity	209,889	130,660
(1)Working capital defined as current assets less current liabilities
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